Exhibit 99.1

DATALINK REPORTS 2014 SECOND QUARTER AND SIX MONTH OPERATING RESULTS

Second Quarter and Six Month Revenues Up 8% and 6% Year-Over-Year, Respectively

Revenue and Earnings Exceed High-End of Guidance

EDEN PRAIRIE, Minn., July 24, 2014 — Datalink (Nasdaq: DTLK), a leading provider of data center infrastructure and services, today reported results for its second quarter and six months that ended June 30, 2014.  Revenues for the quarter ended June 30, 2014 increased 8% to $159.4 million compared to $147.8 million for the quarter ended June 30, 2013, and increased 14% over revenues of $139.5 million in the first quarter of 2014.  Revenues for the six months ended June 30, 2014, increased 6% to $298.9 million compared to $281.3 million for the six months ended June 30, 2013.

GAAP Results

On a GAAP basis, the company reported net earnings of $3.6 million or $0.16 per diluted share for the second quarter ended June 30, 2014.  This compares to net earnings of $2.9 million or $0.16 per diluted share in the second quarter of 2013. For the six months ended June 30, 2014, the company reported net earnings of $3.9 million or $0.18 per diluted share, compared to net earnings of $4.0 million, or $0.22 per diluted share, for the six months ended June 30, 2013.

Non-GAAP Results

Non-GAAP net earnings for the second quarter of 2014 were $4.9 million, or $0.22 per diluted share, compared to non-GAAP net earnings of $4.7 million, or $0.26 per diluted share, in the second quarter of 2013.  For the six months ended June 30, 2014, the company reported non-GAAP net earnings of $6.1 million, or $0.28 per diluted share, compared to non-GAAP net earnings of $7.8 million, or $0.43 per diluted share, for the six months ended June 30, 2013.  A detailed reconciliation between GAAP and non-GAAP information is contained in the tables included herein.

The company’s results for the quarter and six months ended June 30, 2014, reflect the full impact of the additional 3.8 million common shares issued in connection with the follow-on stock offering which closed on August 14, 2013.  The dilution earnings from the additional shares outstanding on the 2014 first quarter and six months were approximately $0.05 and $0.06 per share, respectively.

Highlights of the quarter and six months ended June 30, 2014, include:

•                  Record second quarter and first six month revenues, exceeding guidance issued in May and fueled in part by placement of orders that had been delayed in the 1st quarter of 2014 as customers evaluated newer solid state storage and hybrid cloud strategies.

•                  11% and 13% year-over-year increases in total services revenues during the second quarter and six months, respectively.

•                  Continued increases in converged data center infrastructure orders, including a 7% quarter-over-quarter and 18% year-over-year increase.

•                  A 15% increase in the number of customers spending more than $1 million with the company during the first six months of 2014 compared to the first six months of 2013.

•                  A #1 partner ranking for NetApp FlexPod and clustered Data ONTAP sales in the Americas during NetApp’s 2014 fiscal year, based on revenues.

•                  Continued investment in Datalink’s Advanced Services offerings, with revenues increasing 43% to $3.1 million in the second quarter of 2014 as compared to the first quarter of 2014.

•                  A #47 ranking on CRN’s 2014 Solution Provider 500 list of North America’s top technology integrators based on annual revenues, marking a steady climb from #72 just four years ago.

“The second quarter of 2014 saw a partial return to a normal sales cadence as some customers completed their due diligence on newer technologies like flash storage and cloud computing that had postponed sales we originally expected to close in the first quarter.  We expect more of these delayed orders to get placed in the third quarter and that is reflected in our guidance,” said Paul Lidsky, Datalink’s president and CEO. “At the same time, the combination of increased services and converged technologies revenues demonstrates the validity of our end-to-end data center product and services model and its potential for building our business.”

Outlook

Based on the company’s current backlog and sales pipeline, the company projects revenues of $150.0 million to $160.0 million for the third quarter of 2014 compared to $139.6 million for the third quarter of 2013.  This represents an increase in expected revenues of between 7% and 15%. The company expects third quarter 2014 net earnings to be between $0.11 and $0.17 per diluted share on a GAAP basis, and net earnings of between $0.16 and $0.22 per diluted share on a non-GAAP basis.  This compares to net earnings of $0.04 per diluted share and $0.13 per diluted share on a GAAP and non-GAAP basis, respectively, for the same period in 2013.

Non-GAAP earnings per share exclude the effect of acquisition accounting adjustments from the StraTech acquisition to deferred revenue and costs, integration and transaction costs related to acquisitions, stock-based compensation expense, amortization of intangible assets, and the related effects on income taxes. The company estimates this total effect will be approximately $0.05 per diluted share for the third quarter of 2014.

Conference Call and Webcast Today

Datalink will hold a conference call shortly afterward at 4:00 p.m. Central Time during which time Datalink president and chief executive officer, Paul Lidsky, and chief financial officer, Greg Barnum, will discuss company results and provide a business overview. Participants can access the conference call by dialing (866) 510-0712. Participants will be asked to identify the Datalink conference call and provide the designated identification number (54017216). A live webcast of the conference call can be accessed here or via Datalink’s investor relations website at www.datalink.com.

About Datalink

A complete data center solutions and services provider for Fortune 500 and mid-tier enterprises, Datalink transforms data centers so they become more efficient, manageable and responsive to changing business needs. Datalink helps leverage and protect storage, server, and network investments with a focus on long-term value, offering a full lifecycle of services, from consulting and design to implementation, management and support. Datalink solutions span virtualization and consolidation, data storage and protection, advanced network infrastructures, business continuity, and cloud enablement. Each delivers measurable performance gains and maximizes the business value of IT. For more information, call 800.448.6314 or visit www.datalink.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. This press release contains forward-looking statements, including our internal projections of certain anticipated 2014 results, which reflect our views regarding future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated. The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should” and other expressions which indicate future events and trends identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, many of which are included under “Risk Factors” in our annual report on Form 10-K for our year ended December 31, 2013, including, but not limited to: the level of continuing demand for data center solutions and services including the effects of current economic and credit conditions and the ability of organizations to outsource data center infrastructure-related services to service providers such as us; the migration of organizations to virtualized server environments, including using a private cloud computing infrastructure; the extent to which customers deploy disk-based backup recovery solutions; the realization of the expected trends identified for advanced network infrastructures; reliance by manufacturers on their data service partners to integrate their specialized products; continued preferred status with certain principal suppliers; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; our ability to hire and retain key technical and sales personnel; continued productivity of our sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; success of the implementation of our enterprise resource planning system; risks associated with integrating completed and future acquisitions; the ability to execute our acquisition strategy; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price. Furthermore, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably. We cannot assure you that we can grow or maintain our revenue and backlog from current levels.  Additional factors that may cause actual results to differ from our assumptions and expectations include those set forth in our most recent filing on Form 10-K filed with the Securities and Exchange Commission.  Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made.  We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Details

Non-GAAP financial measures exclude the impact from acquisition accounting adjustments to deferred revenue and costs, stock-based compensation expense, amortization of acquisition intangible assets, integration and transaction costs related to acquisitions, severance costs and the related effects on income taxes.  These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.

These non-GAAP financial measures facilitate management’s internal comparisons to our historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making, such as employee compensation planning. We believe that the presentation of these non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to investors and management regarding financial and business trends relating to our financial condition and results of operations.

# # #

Company Contacts:

Investors & Analysts

Greg Barnum

Vice President and CFO

Phone:  952-279-4816

Email:  gbarnum@datalink.com

Press

Jill Schmidt

S&S Public Relations, Inc.

Phone: 847-415-9311
Email: jills@sspr.com

Investor Relations

Kim Payne

Investor Relations Coordinator

Phone:  952-279-4794

Fax:      952-944-7869

Email:  einvestor@datalink.com

DATALINK CORPORATION

STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net sales:
Products	$98,252	$93,295	$181,447	$177,699
Services	61,128	54,484	117,468	103,598
Total net sales	159,380	147,779	298,915	281,297

Cost of sales:
Cost of products	76,411	72,747	143,181	138,813
Cost of services	47,486	41,471	90,769	79,090
Total cost of sales	123,897	114,218	233,950	217,903
Gross profit	35,483	33,561	64,965	63,394
Operating expenses:
Sales and marketing	15,867	15,572	31,531	28,779
General and administrative	4,837	5,051	10,138	10,694
Engineering	7,446	6,136	14,960	13,124
Integration and transaction costs	—	25	—	73
Amortization of intangibles	1,359	1,841	2,775	3,823
Total operating expenses	29,509	28,625	59,404	56,493
Earnings from operations	5,974	4,936	5,561	6,901
Gain on settlement related to StraTech acquisition	—	—	876	—
Interest income	72	13	120	29
Interest expense	(79)	(30)	(108)	(145)
Earnings before income taxes	5,967	4,919	6,449	6,785
Income tax expense	2,404	2,015	2,585	2,783
Net earnings	$3,563	$2,904	$3,864	$4,002

Earnings per common share:
Basic	$0.17	$0.17	$0.18	$0.23
Diluted	$0.16	$0.16	$0.18	$0.22
Weighted average common shares outstanding:
Basic	21,519	17,600	21,528	17,566
Diluted	22,039	18,103	22,007	17,986

DATALINK CORPORATION

BALANCE SHEETS

(In thousands, except share data)

	June 30,	December 31,
	2014	2013
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$33,399	$24,871
Short term investments	45,037	51,214
Accounts receivable, net	102,211	131,246
Inventories, net	18	4,120
Current deferred customer support contract costs	98,893	89,304
Inventories shipped but not installed	10,580	16,000
Income tax receivable	1,481	—
Other current assets	1,059	1,279
Total current assets	292,678	318,034
Deferred customer support contract costs non-current	49,217	49,044
Property and equipment, net	6,838	6,722
Goodwill	37,780	37,780
Finite-lived intangibles, net	10,734	13,509
Deferred taxes	6,800	7,116
Long term lease receivable	2,811	510
Other assets	661	393
Total assets	$407,519	$433,108
Liabilities and Stockholders’ Equity
Current liabilities
Floor plan line of credit	$16,991	$19,977
Accounts payable	33,766	61,296
Accrued commissions	4,729	7,133
Accrued sales and use tax	1,713	2,067
Accrued expenses, other	5,888	8,033
Income tax payable	—	11,586
Current deferred taxes	1,694	1,694
Customer deposits	4,892	4,240
Current deferred revenue from customer support contracts	123,152	110,567
Other current liabilities	1,109	187
Total current liabilities	193,934	226,780
Deferred revenue from customer support contracts non-current	60,312	59,576
Long term lease payable	2,385	—
Other liabilities non-current	561	956
Total liabilities	257,192	287,312

Stockholders’ equity
Common stock, $.001 par value, 50,000,000 shares authorized, 22,492,992 and 22,785,422 shares issued and outstanding as of June 30, 2014 and December 31, 2013, respectively	22	23
Additional paid-in capital	111,907	111,239
Retained earnings	38,398	34,534
Total stockholders’ equity	150,327	145,796
Total liabilities and stockholders’ equity	$407,519	$433,108

DATALINK CORPORATION

RECONCILIATION  BETWEEN GAAP AND NON-GAAP NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Earnings from operations on a GAAP basis	$5,974	$4,936	$5,561	$6,901
GAAP operating margin	3.7%	3.3%	1.9%	2.5%

Non-GAAP Adjustments:
Purchase accounting adjustment to StraTech deferred revenue and cost, net	51	297	108	809
Total gross margin adjustments	51	297	108	809

Stock based compensation expense included in sales and marketing	131	334	451	606
Stock based compensation expense included in general and administrative	370	302	790	828
Stock based compensation expense included in engineering	239	217	483	360
Integration and transaction costs	—	25	—	73
Amortization of intangible assets	1,359	1,841	2,775	3,823
Total operating expense adjustments	2,099	2,719	4,499	5,690

Non-GAAP earnings from operations	8,124	7,952	10,168	13,400
Non-GAAP operating margin	5.1%	5.4%	3.4%	4.8%

Interest expense, net	(7)	(17)	12	(116)
Income tax expense impact including Non-GAAP items	3,247	3,271	4,072	5,471

Non-GAAP net earnings	$4,870	$4,664	$6,108	$7,813

Non-GAAP net earnings per share - Basic	$0.23	$0.27	$0.28	$0.44
Non-GAAP net earnings per share - Diluted	$0.22	$0.26	$0.28	$0.43

Shares used in non-GAAP per share calculation - Basic	21,519	17,600	21,528	17,566
Shares used in non-GAAP per share calculation - Diluted	22,039	18,103	22,007	17,986

DATALINK CORPORATION

STATEMENT OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2014	2013
Cash flows from operating activities:
Net earnings	$3,864	$4,002
Adjustments to reconcile net earnings to net cash provided by operating activities:
Change in fair value of short term investments	4	—
Provision (benefit) for bad debts	71	(44)
Depreciation	1,222	989
Amortization of finite-lived intangibles	2,775	3,823
Gain on settlement related to StraTech acquisition	(876)	—
Deferred income taxes	316	174
Stock based compensation expense	1,724	1,794
Changes in operating assets and liabilities:
Accounts receivable, net and leases receivable	26,663	50,756
Inventories	9,522	(2,336)
Deferred costs/revenues/customer deposits, net	4,211	5,257
Accounts payable and leases payable	(25,145)	(40,386)
Accrued expenses	(4,903)	(5,930)
Income tax receivable	(1,481)	2,135
Income tax payable	(11,586)	—
Other	479	(38)
Net cash provided by operating activities	6,860	20,196

Cash flows from investing activities:
Sales of short term investments	6,173	—
Purchases of property and equipment	(1,338)	(1,679)
Net cash provided by (used in) investing activities	4,835	(1,679)

Cash flows from financing activities:
Net payments under line of credit	—	(6,000)
Net payments under floor plan line of credit	(2,986)	—
Excess tax from stock compensation	526	277
Proceeds from issuance of common stock from option exercise	88	237
Tax withholding payments reimbursed by restricted stock	(795)	(244)
Net cash used in financing activities	(3,167)	(5,730)

Increase in cash and cash equivalents	8,528	12,787
Cash and cash equivalents, beginning of period	24,871	10,315
Cash and cash equivalents, end of period	$33,399	$23,102

Supplemental cash flow information:
Cash paid for income taxes	$14,809	$242
Cash paid for interest expense	$—	$68